Exhibit 107
CALCULATION OF FILING FEE TABLE
Form
S-8
(Form Type)
CENTRAL GARDEN & PET COMPANY
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A Common Stock, $0.01 par value per share, 2003 Omnibus Equity Incentive Plan	Other	6,250,000 (2)	$31.27 (4)	$195,437,500	0.00015310	$29,922

Equity	Class A Common Stock, $0.01 par value per share, Investment Growth Plan	Other	2,000,000 (3)	$31.27 (4)	$62,540,000	0.00015310	$9,575

Total Offering Amounts				—	$257,977,500	—	$39,497

Total Fee Offsets				—	—	—	—

Net Fee Due				—	—	—	$39,497

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form
S-8
shall also cover any additional shares of the Class A Common Stock, $0.01 par value per share (the “Common Stock”) of Central Garden & Pet Company (the “Registrant”) that become issuable under the Registrant’s 2003 Omnibus Equity Incentive Plan, as amended and restated (the “EIP”) and the Registrant’s Investment Growth Plan, by reason of any stock dividend, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups,
reorganizations, consolidations and other capital adjustments effected without receipt of consideration that increases the number of outstanding shares of Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered and sold pursuant to the Investment Growth Plan.

(2)	Represents 6,250,000 additional shares of Class A Common Stock that were added to the shares available for issuance under the EIP.
(3)	Represents 2,000,000 additional shares of Class A Common Stock that were added to the shares available for issuance under the Investment Growth Plan.
(4)
Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $31.27 per share, which is the average of the high and low selling prices per share of the Registrant’s Common Stock on April 10, 2025, as reported on the Nasdaq Global Select Market.